                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No's. 333-11235 and 333-41313 of DBT Online, Inc. on Form S-8 of our report dated February 15, 1999, appearing in this Annual Report on Form 10-K of DBT Online, Inc. for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 29, 1999